Exhibit (p)(26)

FASANARA CODE OF ETHICS

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Fasanara (the “Adviser”, “Fasanara” or the “firm”), and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all managers, officers and Associates of Fasanara, and is designed to, among other things; govern personal securities trading activities in the accounts of Associates. The Code is based upon the principle that Fasanara and its Associates owe a fiduciary duty to Fasanara’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients or the fund, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The purpose of the Code is to preclude activities that may lead to or give the appearance of conflicts of interest and other forms of prohibited or unethical business conduct.

Pursuant to Section 206 of the Advisers Act, both Fasanara and its Associates are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Fasanara has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

In meeting its fiduciary responsibilities to its clients, Fasanara expects every Associate to demonstrate the highest standards of ethical conduct for continued employment with Fasanara. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Fasanara. Associates are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances. Associates should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Fasanara.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Associates of Fasanara in their conduct. In those situations where an Associates may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. A member of senior management on conjunction with the CCO may grant exceptions to certain provisions contained in the Code. All questions arising in connection with personal securities trading should be resolved in favor of the fund even at the expense of the interests of Associates.

The CCO will report to the CEO of Fasanara any non-compliance with this Code that has come to his or her attention.

Role of Chief Compliance Office

Fasanara has designated a qualified individual to be the firm’s CCO. It is assumed for the Code herein that the CCO may delegate certain day-to-day management of compliance duties to other qualified persons as necessary. As such, any reference herein to the duties of the CCO shall necessarily include any such designee(s).

Definitions

For the purposes of this Code, the following definitions shall apply:

•                                          “Access person” means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund that that Fasanara or its control affiliates manage; or is involved in making securities recommendations to clients that are nonpublic.

•                                          “Account” means accounts of any Associates and includes accounts of the Associates’ immediate family members (any relative by blood or marriage or any dependents living in the Associate’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the Associates has a beneficial interest or exercises investment discretion.

•                                          “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

•                                          “Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Fasanara or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Fasanara or a control affiliate acts as the investment adviser or principal underwriter for the fund.

•                                          “Supervised person” means directors, officers and partners of Fasanara (or other persons occupying a similar status or performing similar functions); Associates of Fasanara; and any other person who provides advice on behalf of Fasanara and is subject to Fasanara’ supervision and control.

II.                                   PERSONAL SECURITIES TRANSACTIONS

General Policy

Fasanara has adopted the following principles governing personal investment activities by Fasanara’s access persons:

•                                          All personal securities transactions will be conducted in such manner as to avoid any conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•                                          Supervised persons must not take inappropriate advantage of their positions. Pre-Clearance Required for Participation in IPOs (See Appendix D)

No access person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, as defined herein without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Private or Limited Offerings (See Appendix D)

No access person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

•                                          any direct or indirect beneficial ownership of any securities of such issuer;

•                                          any contemplated transaction by such person in such securities;

•                                          any position with such issuer or its affiliates; and

•                                          any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Reporting Requirements

Every access person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO, which must contain the information described below. It is the policy of Fasanara that each access person must arrange to provide brokerage account statements and trade confirmations of all securities transactions to the CCO. The CCO will review all transaction reports and report any instance of noncompliance discovered.

Initial Holdings Report — See Schedule to Code of Ethics

Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

•                                          The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

•                                          The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

•                                          The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

Annual Holdings Report — See Schedule to Code of Ethics

Every supervised person shall file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Quarterly Transaction Reports — See Schedule to Code of Ethics

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

•                                          The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

•                                          The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•                                          The price of the reportable security at which the transaction was effected;

•                                          The name of the broker, dealer or bank with or through whom the transaction was effected; and

•                                          The date the report is submitted by the supervised person.

Exempt Transactions

An access person need not submit a report with respect to:

•                                          Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

•                                          Transactions effected pursuant to an automatic investment plan;

•                                          A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Fasanara holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter; and

•                                          Any transaction or holding report if Fasanara has only one access person, so long as the firm maintains records of the information otherwise required to be reported.

Monitoring and Review of Personal Securities Transactions

The CCO may also initiate inquiries of supervised persons regarding personal securities trading. Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed by Fasanara. A designated person of Fasanara will review any transactions for any accounts of the CCO.

Certification

Initial Certification

All access persons will be provided with a copy of the Code and must initially certify in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All access persons shall receive any material amendments to the Code and must certify to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; and (iii) agreed to abide by the Code as amended.

Annual Certification

All access persons must annually certify in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Access persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

•                                          A copy of any Code of Ethics adopted by the firm pursuant to the Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

•                                          A record of any violation of the Adviser’s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

•                                          A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Fasanara;

•                                          A copy of each report made pursuant to the Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

•                                          A list of all persons who are, or within the preceding five years have been, access persons;

•                                          A record of any decision and reasons supporting such decision to approve a supervised persons’ acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

All access persons shall promptly report to the CCO or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The CCO shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the Associate’s employment with the firm.

Restricted List and Trading Policies and Procedures

Fasanara has a restricted trading list (“RTL”) that documents the names of issuers for which Fasanara Associates may have received material non-public information (“MNPI”) or for which Fasanara Inc. may otherwise be limited in trading (e.g., 13D or 13G ownership limits).

•                                          The CCO in conjunction with the CEO or his designee is responsible for adding and removing issuers’ names from the RTL and conducting the proper analysis for additions and removals.

•                                          The CCO will generally consult with the CEO for his input and views with respect to judgments involving the materiality of non-public information received, and generally will take such input and views into consideration.

•                                          The CCO may need to consult with outside counsel when dealing with situations that are complex and/or involve different jurisdictions’ laws and regulations.

Adding Issuer’s Name to RTL in the Case of MNPI

When an Fasanara Inc. Associates (“Associates”) believes he/she may have received MNPI, the Associates must contact the CCO immediately.

•                                          The following information must be communicated to the CCO:

•                                          Name of issuer

•                                          Ticker symbol

•                                          Jurisdiction of issuer

•                                          Summary of MNPI received

•                                          Source of MNPI

•                                          Any other pertinent information

•                                          If a determination is made by CCO that Fasanara Inc. may be in receipt of MNPI, the Issuer’s symbol(s) will be added to Fasanara’s RTL by means of a restriction on trading such symbols within the order management system; the RTL will be distributed to select members of Fasanara as appropriate.

Removing Issuer’s Name from RTL

•                                          An Associates may request the CCO to remove an issuer’s name from the RTL. The CCO may also initiate taking an issuer off the RTL.

•                                          Among other reasons, an issuer may be removed from the RTL as a result of the following:

•                                          Relevant MNPI has become public — Associates should, if possible, provide the public announcement to evidence that the MNPI has become public;

•                                          Relevant MNPI has become stale — Associates should provide specific reasoning as to why MNPI has become stale.

NOTE: Rarely do insider trading regulations or laws provide a definition of “stale information.” Therefore, this has to be determined on a case-by-case basis based upon the facts and circumstances in each case. The key consideration is whether the MNPI is determined to have become irrelevant to a reasonable investor. Generally, information will be deemed “stale” after 2 quarters — however, information may be deemed relevant for a longer period (e.g., if there is a non-disclosure agreement in place). Accordingly, CCO sign-off is required.

•                                          Position size in issuer has fallen below key ownership threshold levels (e.g., 5% and 10%)

•                                          The CCO will evaluate the information received and determine if it is sufficient to remove the issuer’s name from the RTL.

•                                          If the issuer is on the RTL for more than one instance of MNPI, a determination needs to be made on each piece of MNPI independently.

•                                          If appropriate, CCO will consult with the CEO for his input and views (in particular, on the question of materiality) and generally will take such input and views into consideration in determining whether the relevant issuer should be removed from the RTL

•                                          Once a determination by CCO has been made for the removal of an issuer from the RTL, the issuer’s symbol(s) will promptly be deleted from the relevant RTL areas of the order management system.

JJ.                               POLICIES AND PROCEDURES TO PREVENT INSIDER TRADING

Principals, managers, officers, and Associates of Fasanara who have access to material, non-public information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of Fasanara’ business. All non-public information should be considered confidential information. Under most circumstances, it is illegal to trade in securities while in possession of material, non-public information, as well as to communicate or “tip” such information to others. (Note that in one matter the SEC imposed a penalty of $470,000 on a “tipper” even though he did not profit personally from his tippee’s trading.)

What constitutes “material non-public information” is a complex legal question, but is generally considered to be information not available to the general public which, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by an average investor in deciding whether to purchase or sell those securities. Such information may include, but is not limited to, information relating to dividend increases or decreases, major litigation by or against the company, liquidity or solvency problems, significant business developments, changes to capital structure, major management changes, contemplated acquisitions or divestitures, information concerning earnings or other financial information, or similar major events that would be viewed as having materially altered the “total mix” of information available regarding the company or the market for any of its securities. Such information continues to be “inside” information until a reasonable time after it is disclosed to the general public.

The penalties for trading or “tipping” inside information can be severe. Among other things, a person who trades on material nonpublic information, or who provides such information to others, is potentially subject to a civil penalty of up to three times the profits earned or losses avoided, a criminal fine of up to $5,000,000 no matter how small the profit obtained, and a jail term of up to 20 years. Securities laws also subject controlling persons to civil penalties for illegal insider trading by Associates, including Associates located outside the United States. Controlling persons include employers, and the SEC to include directors, officers and supervisors is interpreting the term. These persons may be subject to a civil penalty up to the greater of $1,000,000 or three times the profit of (or loss avoided by) the insider trader and a criminal fine of up to $25 million. Failure to adhere to the following policies may result in dismissal for cause whether or not any civil or criminal penalties arise from the “inside” securities trading.

The unauthorized use or disclosure of any material nonpublic information about any company that is acquired in connection with work for Fasanara is prohibited. Also, such conduct may be grounds for termination.

In order to ensure that these policies are adhered to, the following procedures are to be followed with respect to securities transactions by principals, managers, officers, and Associates of Fasanara (collectively, “Covered Associates”), as well as by members of the households or dependents of, and any trust or other entity controlled by, any Covered Associates (collectively, “Family Members”): (1) For all Covered Associates (and their Family Members), all trading in the securities of any public company with respect to which Fasanara holds a greater than 5% position, has a nominee on its board of directors, or has a non-disclosure agreement, must be pre-cleared by the CCO; and (2) All Covered Associates are forbidden from communicating any material non-public information to anyone outside the firm except for advisers (e.g., counsel, investment bankers, accountants, and the like).

KK.                         CONFLICTS OF INTEREST AND OUTSIDE BUSINESS ACTIVITIES

Pursuant to the Advisers Act, advisers have a fiduciary obligation to place client interests above their own, to treat all clients equitably and to disclose material facts, including conflicts of interests. To that end, many advisers rely on their compliance and risk management programs to monitor and mitigate the potential conflicts of interest associated with outside business activities.

•                                          All Associates must notify and receive prior approval from the CCO before engaging in any outside business activity, or serving as an officer, director, general partner or Officer of any other business organization. See Schedule to Code of Ethics for Outside Business Activity Disclosure Form.

•                                          The interests of the Advisors’ clients and investors must always come first, without compromise.

•                                          Service as a Director - No Associate shall serve on the board of directors of any publicly traded company without prior authorization from the CCO and the CEO.

It is the policy of the firm that all officers and others working on its behalf act in good faith and in the best interests of its clients. To this end, such persons must not place themselves or the Advisor in a position that would create even the appearance of a conflict of interest. No person may represent the firm in any transaction if an outside business interest might compromise or otherwise affect his or her ability to represent the Advisors’ interests fairly and impartially.

While it is not possible to list all situations that might involve conflicts of interest, the following are some examples of interests and activities that might result in conflicts. If an Associates has any doubts or questions about the appropriateness of any interests or activities, he or she should contact the CCO. Any existing interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO, so that the Advisors may determine whether such interest or activity should be disposed of, discontinued or limited.

No officer, individual members of their immediate families or persons living in their households may own, directly or indirectly, any interest in any corporation or other entity if ownership of such interest could compromise the loyalty or judgment of such officer. Whether a particular financial interest will constitute a conflict of interest or the appearance thereof will vary depending on the circumstances.

LL.                           POLICY ON GIFTS & BUSINESS ENTERTAINMENT

I.                                        Gifts & Entertainment

Associates of Adviser are prohibited from using his or her position at Fasanara to obtain an item of value from any person or company that does business with Fasanara. Associates are prohibited from accepting any gift greater than $100 in value from any person or company that does business with Fasanara. Business entertainment, including meals or tickets to cultural and sporting events are permitted if: a) they are not so frequent or of such high value as to raise a question of impropriety and b) the person providing the entertainment is present at the event.

Associates shall not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of Fasanara. Associates may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing or accepting the entertainment is present. Pre-approval is not required for bona fide dining or entertainment if accompanied by the person providing or accepting the entertainment.

II.                                   Reporting/Recordkeeping

•                                          Gifts. Associates must report any gifts over $100 received in connection with their employment to the CCO. The CCO may require that any such gift be returned to the provider or that an expense be repaid by the Associates.

•                                          Business Entertainment. Each Associates must report any event likely to be viewed as so frequent or of such high value as to raise a question or impropriety. Any business entertainment over $1000 per event must be approved in writing by the CCO. See Schedule to Code of Ethics.

MM.                     POLITICAL CONTRIBUTIONS

1.                                      Political Contributions and Activity Policy

All Associates must obtain approval for all political and charitable contributions from CCO prior to making any contribution in accordance with the following policy. See Schedule to Code of Ethics.

2.                                      Introduction

This Political Contributions and Activities Policy applies to Associates of Fasanara. The objective of this policy is to ensure that the firm and its Associates comply with applicable U.S. federal, state and local laws, rules and regulations relating to elected and appointed U.S. federal, state, and local officials or staff of governmental subdivisions or instrumentalities. In certain jurisdictions, violation of the applicable rules and laws could lead to detrimental effects on the firm’s businesses. Fasanara respects Associates’ involvement in political activities and implementation of this policy provides a way to allow certain political activities in a manner which is compliant with applicable laws and rules while also protecting the firm’s expanding business interests.

3.                                      Corporate Political Contributions

No payment or other contribution may be made by, or in the name of the firm without the express prior approval of the CCO in connection with, or in anticipation of, any political campaign or to influence the outcome of elections, legislative initiatives or similar processes (including working for the election of anyone to political office or for any organization or campaign to influence legislation). In addition, corporate facilities of Fasanara may not be used for political fundraising activities.

4.                                      Personal Political Contributions

Associates, as individual citizens, may have an interest in the election process. However, participating in the election process by making political contributions may raise legal implications and liability for the firm. Depending on the jurisdiction, this may be the case even if an Associates is acting in his personal capacity and not as a representative of the firm. Contributions to candidates, party committees, political action committees, and section 527 and 501(c)(4) organizations are subject to federal and state laws. These laws govern the ability of an individual to make a contribution. Failure to comply with these laws and the firm’s policies and procedures may result in fines or penalties against the individual and/or disqualification of Fasanara to do business with government agencies and government-sponsored entities.

For purposes of this Policy, a “political contribution” means a monetary or in-kind contribution to a federal, state or local candidate, incumbent official, political party, political action committee, section 527 organization, 501(c)(4) organization, or similar organization.

Please refer to Limitations on Personal Political Contributions and Solicitations — for specific guidelines on permissibility of contributions and the process for submitting a pre-clearance request to the CCO to make a contribution.

In no event may a Fasanara Associates make any political contribution for the purposes of obtaining or retaining the business of any government entity. Additionally, under no circumstances will an Associates be reimbursed for a political contribution.

Associates are prohibited from using any indirect means to avoid the requirements of this Policy. Indirect means would include, amongst other things, making contributions through family, friends, an entity controlled by the Associates, soliciting contributions from others, or by bundling contributions with other Associates.

5.                                      Political Activities

All political activities of an Associates must be kept separate from his/her employment and related expenses may not be charged to the firm. Associates may not conduct political activities during working hours or use Fasanara’s property for political activities. Political activities include, but are not limited to: volunteering for candidate campaigns; supporting ballot measures; hosting fundraising events; soliciting contributions; serving as an advisor or having a formal role in a campaign, political party or political committee; or seeking, accepting or holding any political office. Associates should only act in their individual capacity, rather than as a representative of the firm, when engaging in political activity. Further, Associates should not use their corporate title, or utilize the firm’s resources (including e-mail and phone systems), name or logo in connection with political fundraising or solicitation activity. Associates who have questions regarding whether their activities are political in nature should contact the CCO. Associates interested in holding a formal position in a campaign or political party or seeking elective or appointive office of a governmental subdivision or instrumentality, or any board, commission or other vehicle that exercises power granted by statute or other governmental authority, must first obtain approval from the CCO.

6.                                      Offering Gifts or Entertainment to Public Officials or Associates

Federal, state and local laws restrict the offering of gifts, meals or entertainment to public officials or Associates. Improper gifts may result in the firm being disqualified or unable to enter into contracts with governmental entities. Associates are, therefore, generally prohibited from offering anything of value to government officials or Associates. Associates must seek prior approval from the CCO before being offering or agreeing to provide anything of value to any public official or Associates

7.                                      Lobbying Activities

In certain federal, state and local jurisdictions lobbying or engaging in outreach with public officials, including attempts to influence legislation, rulemakings, the awarding of government contracts, or efforts to influence investment decisions by a public retirement system or public pension fund may require lobbying registration. As a result, Associates may not engage in lobbying or outreach efforts to public officials on behalf of the firm without prior approval from the CCO.

8.                                      Apprising Management of Permitted Political Activities

Associates are encouraged, but not required, to apprise management of their political involvement (which does not otherwise require prior approval) permitted by this Policy. It is useful for Fasanara to have information concerning permissible political involvement by Associates, which might help address conflicts, issues or positions potentially affecting the firm and its businesses.

9.                                      Pre-Approval of New Hires

The CCO will request from new Associates at the time of hire information regarding the past 6 months of political contributions, as deemed necessary and appropriate for the Company to comply with this Policy.

10.                               Questions and Reports of Potential Violations

All Associates are expected to adhere to these policies. Questions may arise from time-to-time regarding the application of these polices. If any doubt exists, you are strongly encouraged to submit your inquiry to the CCO. Anyone who becomes aware of a potential violation of these policies must immediately report the matter to the CCO. Prompt notice of a violation of our policies may allow the firm to eliminate or reduce potential adverse consequences.

11.                               Limitations on Personal Political Contributions and Solicitations

Prior to making any political contribution, or soliciting others to make contributions, an Associates must submit a request e-mail to CCO. After the request has been reviewed the Associates will receive an electronic confirmation that such request has been approved or denied. In certain situations the Associates will be asked to provide additional information before a determination can be made regarding the request.

Except as permitted below, Associates are prohibited from contributing to, or soliciting contributions for, state and local office and state and local political action committees. Contributions and solicitations to state and local political party committees also fall under this ban.

Subject to federal contribution limits and the pre-clearance process described in Section 1 above, an Associates may contribute to U.S. federal candidates (that are not currently state or local officeholders), federal political party committees and federal political actions committees (that are accompanied by a letter confirming that the contribution will not be used for state or local candidates).

Subject to the pre-clearance process described in Section 1 above, in certain limited situations, de minimus contributions for state and local candidates are permitted subject to the restrictions below:

a)                                     Contributions to U.S. state and local candidates are prohibited if the Associates are not entitled to vote for the candidate.

b)                                     Contributions to and solicitations for U.S. state and local candidates where an Associates is entitled to vote are subject to the following restrictions:

i.                                          Requests to make a contribution to any U.S. state or local candidate must be submitted to the firm for prior approval. Pre-approval requests must be made via the CCO’s e-mail and include the name of the candidate, office for which candidate is running, amount contributed, date of contribution, and name of the person making the contribution.

ii.                                       Contributions to candidates in all other states are limited to $250 per election where the Associates are entitled to vote for the candidate.

Spouses and dependent children may make contributions subject to the restrictions below as long as the decision to contribute is made independently of the Associates. In other words, the spouse or dependent child must have the ability to sign the check and have full authority on how the funds in the account are spent (the Associates may not sign the check). Where permitted by this policy, all contributions must in compliance with applicable contribution limits.

a)                                     Requests to make a contribution to any state or local candidate must be submitted to the firm by the Associates for prior approval. Pre-approval requests must be made to CCO’s e-mail, and include the name of the candidate, office for which candidate is running, amount contributed, date of contribution, and name of the person making the contribution. The Associates will be provided a confirmation that such request has been approved or denied. In certain situations the Associates will be asked to provide additional information before a determination can be made regarding the request.

1.                                      Pay-to-Play

Fasanara Inc. does not currently solicit investment contracts for managing public pension plan assets and/or other state governmental investments.

In July 2010, the SEC adopted “pay-to-play” rules, including the new anti -fraud political contributions rule.

Key elements to the rule:

Investment advisers are prohibited from receiving compensation for providing advice to a government entity for a two-year period after the adviser or its covered associates make political contributions to a public official of a government entity or to a candidate for such office who is or will be in a position to influence the award of advisory business.

Investment advisers are prohibited from “bundling” or making payments to political parties or coordinating a large number of small Associates contributions to influence and election in order to affect the investment adviser selection process.

Advisers may not solicit or coordinate any contribution to an official of a government entity, to which the adviser is seeking or providing investment advice, or solicit or coordinate any payment to a political party of a state or locality where the investment adviser is seeking or providing investment advisory services to a government entity.

In addition, advisers are prohibited from channeling contributions to officials of government entities through third parties such as spouses, attorneys or companies affiliated with the adviser.

Advisers and their covered associates are prohibited from paying a third party, such as a solicitor, pension consultant or placement agent, to solicit a government entity on behalf of the adviser.

Fasanara and its Associates are prohibited from engaging in pay-to-play practices, including making or soliciting campaign contributions or payments to certain government officials to influence the awarding of investment contracts for managing public pension plan assets and other state governmental investments.

In the event that Fasanara changes its business model to include the management of public pension plan assets, it will adopt procedures to maintain compliance with applicable laws, rules and regulations.

Separation of Political and Employment Activities

Associates may not conduct political activities during working hours or use Fasanara facilities for political campaign purposes, nor may Associates submit expenses associated with such activities for reimbursement.

SCHEDULE TO CODE OF ETHICS

SCHEDULE TO CODE OF ETHICS

NN.                           LIST OF FASANARA ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS:

Chief Executive Officer and Chief Investment Officer - Francesco Filia Chief Operating Officer — Pietro Fabbri

Analyst — Emanuele Mezzani

Chief Compliance Officer- Colleen Corwell

SCHEDULE TO CODE OF ETHICS

FASANARA

CODE OF ETHICS

OO.                         INITIAL ACKNOWLEDGMENT FORM

I have received a copy and have read the Code of Ethics of Fasanara and I understand the requirements thereof. I certify that I will comply with the Code. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

I understand that there may be prohibitions and restrictions on certain types of securities transactions imposed by the Code.

Print Name

Signature

Title

Date

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FASANARA

CODE OF ETHICS

PP.                             ANNUAL ACKNOWLEDGMENT FORM

I have received a copy and have read the Code of Ethics of Fasanara. I understand the requirements thereof, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements outlined herein. I understand that any violation of the Code may lead to sanctions or significant remedial action.

I understand that there may be prohibitions and restrictions on certain types of securities transactions imposed by the Code.

Print Name

Signature

Title

Date

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FASANARA

QQ.                         QUARTERLY TRANSACTION REPORT OF ACCESS PERSONS

For The Calendar Quarter Ended

Instructions

1.                                      List transactions in Reportable Securities held in any account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.                                      Write “none” if you had no transactions in Reportable Securities during the quarter.

3.                                      You must submit this form within 30 days after the end of the calendar quarter.

4.                                      If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.

Name of Security(1)	Ticker	Date of Transaction	Purchase/ Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date Established

Certifications: I hereby certify that:

1.                                      The information provided above is correct.

2.                                      This report excludes transactions with respect to which I had no direct or indirect influence or control. Date:

Date:	Signature:

Name:

Title:

(1)   Including interest rate and maturity, if applicable.

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RR.                           HOLDINGS REPORT

AS OF [DATE]	☐	Initial
	☐	Annual

Instructions

1.                                      List each Reportable Security in each account in which you may be deemed to have Beneficial Ownership that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.                                      Deadline for Submission:

Initial: You must submit this form within 10 days of becoming an Access Person.

Annual: You must submit this form no later than 30 days from December 31 of each year. Write “none” if you did not hold any Reportable Securities at year-end.

3.                                      You must complete and sign this form whether or not you or your broker sends statements directly to Fasanara. You may attach a copy of your most recent brokerage account statements in lieu of completing the information below.\

Name of Security(2)	Name of Broker, Dealer or Bank	No. of Shares or Principal Amount	Registration on Account	Nature of Interest	CUSIP #	Account

Certifications: I hereby certify that:

1.                                      The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.

2.                                      I have read the Code of Ethics and the Insider Trading Procedures and certify that I am in compliance with them.

3.                                      This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date:	Signature:

Print Name:

Title:

(2)   Including interest rate and maturity, if applicable.

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FASANARA

SS.                               PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

PART 1: To be completed by the Access Person seeking pre-clearance:

1.                              Supervised Person Name:

2.                              Date of Request:                                    Date Request Granted: *

3.                              Name of Issuer/Security:

4.                              Quantity (specify Par/Shares/Contracts):

5.                              Is this a purchase or sell transaction?

6.                              Is this security a new issue (IPO)?

7.                              Is this an unregistered or private placement security?

Certification:

I have read the Fasanara Inc. Code of Ethics and Insider Trading Policy within the past year, and I believe that this transaction complies with the Code of Ethics and Insider Trading Policy.

Associates Signature:	Date

Print Name:	Title:

Firm Review of Personal Securities Transaction

Approved	Denied	Signature
Print Name
Title
Date

Conditions or limitations:                                                       None or

Notes

The following transactions are exempted from the pre-clearance and/or reporting process, even it the security involved requires pre-clearance and/or reporting:

•                                          Automatic reinvestment plans for securities (the initial investment is not exempted from this process)

•                                          Investments in open-end investment companies other than Reportable Funds.

•                                          Purchases and sales that are non-volitional

Private securities transactions involving securities that require pre clearance and/or reporting are not exempted from this process.

*                                         Trades must be executed within 48 hours of approval being granted.

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TT.                      ENTERTAINMENT DISCLOSURE FORM

Use this form for required review of entertainment given or received over $1000.

I.                                        ASSOCIATES NAME (PRINTED):

II.                                   NAME OF THIRD PARTY RECIPIENT / GIVER OF ENTERTAINMENT (A list of attendees can be attached separately- Name, Position, Firm):

POSITION/TITLE:

NAME OF FIRM/UNION/GOVERNMENT ENTITY:

III. VALUE. Total Value of Entertainment: $

I have given / received (circle one) entertainment from this party within the past calendar year:

☐  YES                                               ☐  NO

If yes, please list the amount: $

IV. ENTERTAINMENT DESCRIPTION. Include location and type (e.g. dinner, sporting event, theater etc.):

Is the entertainment with a union or public official? (Elected official, Associates of municipal entity such as a university, county, etc. requires prior Compliance approval regardless of amount.)

☐  YES                                          ☐  NO

Associates:

I affirm that giving or receiving this entertainment was not influence or reward the business of the recipient.

Date:	Signature:

Print Name

Firm Review of Entertainment:

Approved                                                                                          Denied

Signature
Print
Name
Title
Date

Conditions or limitations: None or

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UU.                      POLITICAL CONTRIBUTIONS PRE-CLEARANCE FORM

Name and Title of Requester:

Place of principal residence (city and state):

Associates of Fasanara (including an Associates’ spouse, domestic partner, minor children and other immediate family members living in the Associates’ household) are required to obtain pre-clearance from the Chief Compliance Officer for any direct or indirect Contribution(3) to be made by the Associates to a public official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, including to any political party or any election committee for the person.

The undersigned requests pre-clearance with respect to the following Contribution:

Name of candidate/political party/political action committee to whom Contribution will be made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Expected date and form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office and the state (and local jurisdiction if applicable) to which candidate seeks election:

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

(3)   “Contribution” is broadly defined and means the giving of anything of value in connection with any election for federal, state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

☐ Yes                                                         ☐ No

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

☐ Yes                                                         ☐ No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the Contribution for which the undersigned seeks pre-clearance as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Signature of Associates	Date

Print Name	Title

Firm Review of Political Contribution

Approved	Denied	Signature
Print
Name
Title
Date

Conditions or limitations: None or

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VV.                      OUTSIDE BUSINESS ACTIVITY (“OBA”) DISCLOSURE FORM

Outside Business Activity (“OBA”) Policy: No Associates of the firm may be an Associates, independent contractor, sole proprietor, officer, director or partner of an enterprise/business other than the firm (including charitable or religious activities), or be compensated, or have the reasonable expectation of compensation as a result of such outside activity, unless he or she has provided PRIOR written notice to the firm. Individuals should provide the required notice as far in advance as possible and the proposed OBA cannot be conducted until approved by the firm. Similarly, any change in position related to an existing OBA or any material change in the nature of an existing OBA must be reported in writing

PRIOR to the change by complying with these procedures.

This form, or an acceptable substitute with comparable information, must be completed and returned to the Chief Compliance Officer (“CCO”). You MAY NOT begin to conduct the new activity prior to receiving written approval from the CCO. In the event the firm imposes restrictions or conditions relating to the activity, you must comply with them or not commence the new OBA. If the firm prohibits the activity, you may not commence the new OBA. If you have any questions, please ask.

I, (print name)                                                                              submit this form to: (check one)

☐                                    Certify that I am not involved in any OBAs. (Skip to Signature section.)

☐                                    Disclose a new OBA.

☐                                    Update a previously disclosed OBA. (Please indicate changes below.)

☐                                    Terminate a previously disclosed OBA (enter name in question 1 and date when ended). (Skip to signature section.)

Please complete the following:

1.                                      Under what name (doing business as name) will this OBA be conducted and marketed?

2.                                      Date you will begin this activity (mm/dd/yyyy):

3.                                      Duration of this activity (e.g., ongoing, one-time, one year):

4.                                      Description of OBA (Please be very specific.):

5.                                      Your title or position, if any, for this activity:

6.                                      Describe your duties and obligations in this activity (Please provide specifics):

7.                                      Do you have a financial interest in this business? (circle one)   No Yes

What is your percentage interest?                                    %

Please identify the source of initial and ongoing capital for this business (e.g., personal assets, bank loan):

8.                                      Have you solicited any other individual(s) to invest in this entity/organization? (circle)   No Yes.   If yes, list their names, your relationship to that person, and the nature of their involvement.

9.                                      Type of business organization:

☐                        Corporation (private)

☐                        Corporation (public) Symbol:                                                                                                                                             Exchange:

☐                        Partnership; if checked, you are a (circle one): General partner Limited partner

☐                        Sole proprietorship; if so, who is the owner?

☐                        Nonprofit Organization

☐                        Other (Please describe):

10.                               Will you have signing authority or committee participation for this organization/entity’s banking or investment account(s)? (circle one): No Yes

11.                               What type of compensation will you receive (e.g., salary, commissions, hourly or flat fee, or no compensation)?

12.                               How many hours per month of your time is spent on this activity during regular business hours (e.g., Monday through Friday, 9:00 a.m. to 5:00 p.m.)?      Hours Per Month

13.                               What is your approximate annual income from this business? $

14.                               How many Associates does this business have?

15.                               List any marketing you use for this activity, including the URLs for any websites:

16.                               Are any Registered Persons of another broker/dealer or Registered Investment Adviser involved in this activity? (circle one; list names and firms if yes): No  Yes

The undersigned Associated Person certifies that the foregoing is true and accurate. The firm’s acknowledgment of your outside business activity is conditioned upon the requirement that you provide, upon request, complete copies of your financial statements and other information about this business during the course of any audits or other Compliance department inquiry. The firm makes no representations regarding, or inquiry into, any licensing or state regulatory requirements that exist for an outside business activity, nor does the firm render an opinion on the legality of any outside business activity.

The undersigned Associates agrees to indemnify and hold Fasanara, its officers, partners, Associates, contractors, directors, stockholders and associated persons harmless from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including reasonable attorneys’ fees), arising out of any regulatory action, civil litigation, proceeding, or dispute of any kind relating in any way to the acts or omissions of the Associates while performing this Outside Business Activity, without limitation as to amount or insurance coverage.

I understand that at no time my OBA may (1) interfere with or otherwise compromise responsibilities to the firm/customers or (2) viewed by customers/public as part of the firm’s business. I also attest that this OBA is not a private securities transaction activity.

Please note: You may not engage in the proposed OBA until you receive written acknowledgment from the Compliance department.

Signature of Associates	Date

Print Name	Title

Firm Review of OBA

Approved	Denied	Signature
Print
Name
Title
Date

Conditions or limitations: None or

Rule 17a-4 retention period is three years.

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WW.                                 EMPLOYEE IPO AND PRIVATE SECURITIES TRANSACTION FORM

•                  As an Associate of the firm you must obtain prior written consent from the Chief Compliance Officer (“CCO”) before entering into a private securities transaction or an initial public offering.

•                  Please complete this form in its entirety as applicable and forward to the CCO for review. Approval must be granted by both the CCO and the Firm’s CEO prior to engaging in the transaction.

Name:	Date:

Check One: 1) Unregistered Security       2) Privately Held Company       3) Private Placement       4) Other        5) Initial Public Offering (“IPO”)

Privately Held Security Information

Name / Title of Security:

Detailed Description of the Issuer’s/Entity’s Line of Business (attach additional sheet if necessary):

Dollar Amount of the Issue/Capital Raise:                                                                                                                                                                                                  Number of Shares:

Amount of time devoted during business hours (in hours per month):

Start Date of Proposed Private Securities Transaction:

Issuer/Entity Street Address	City	State	Zip

Issuer/Entity Primary Contact	Tel. #	Website

Privately Held Securities Affiliations - Conflicts of Interest Disclosures

Does this activity involve customers or other associates affiliated with the Firm? Yes ☐ No ☐ If yes, please list the customer or associate name(s) and account number(s) or titles:

Are any customers or associates affiliated with the Firm employed by, serve on the Board, act as an officer, director or trustee, or maintain any other business relationship with the issuer of entity?

Yes ☐ No ☐

If yes, please list the customer or associate name(s) and account number(s) or titles below.

Regardless of compensation, will you assume any role(s) or duties with the issuer or entity as a result of this transaction, including but not limited to consulting, or acting as an officer, director or partner? Yes ☐ No ☐ (If yes, please complete and submit an Outside Business Activity Form requesting written approval.)

Directly or indirectly, have you, will you, or do you have reasonable expectation to receive any compensation for this transaction, including but not limited to commissions, finder’s fees, securities or rights to acquire securities, rights of participation in profits, tax benefits, or dissolution proceeds, as a general partner, independent contractor or otherwise; or expense reimbursement?

Yes ☐ No ☐

If yes, please list the type(s), amount, frequency, and amount here:

Describe any possible conflict(s) of interest (use additional sheet if necessary):

Acknowledgements and Authorizations

I hereby represent that the information provided herein is true and correct to the best of my knowledge, and understand that I am to immediately notify the CCO and the CEO of any change to this information. I further represent that I understand I am prohibited from soliciting investments in any product not offered by the Firm, and that nothing contained herein constitutes a release of my obligations to comply with the Firm’s policies and procedures, and any other industry, state or federal rules, regulations or laws.

Employee Name (print)	Employee Signature	Date

I have performed a supervisory review of the proposed investment activity based upon information contained herein without exception. It is my opinion that said activity will not interfere with or otherwise compromise the associate’s responsibilities to the Firm, its affiliates or its customers as applicable and does not present any measurable conflict of interest with the Firm or its customers.

CCO Name (print)	CCO Signature	Date

CEO Name (print)	CEO Signature	Date

Denial and Prohibitions

Denier’s Name (print)	Denier’s Signature	Date